SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2009
ViaSat, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21767	33-0174996
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation)		Identification No.)
6155 El Camino Real
Carlsbad, California 92009
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (760) 476-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 22, 2009, ViaSat, Inc. (“ViaSat”) completed the closing of the sale of $275 million in aggregate principal amount of 8.875% senior notes due 2016 (the “Notes”). The Notes are guaranteed on a senior unsecured basis (collectively, the “Guarantees”) by each of ViaSat’s domestic subsidiaries which now or in the future guarantees ViaSat’s revolving line of credit (collectively, the “Guarantors”).
     The Notes were issued by ViaSat pursuant to an Indenture dated as of October 22, 2009 (the “Indenture”), by and among ViaSat, the Guarantors and Wilmington Trust FSB, as trustee (the “Trustee”), which governs the terms of the Notes. A copy of the Indenture, which includes the form of the Notes, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
     If ViaSat’s previously announced acquisition of WildBlue Holding, Inc. (“WildBlue”) is consummated, ViaSat intends to use the net proceeds from the Notes offering (which are estimated to be approximately $264 million, after deducting discounts, commissions and estimated offering expenses) to fund a portion of the purchase price of such acquisition. If the acquisition of WildBlue is not consummated, ViaSat intends to use the net proceeds from the Notes offering for general corporate purposes, which may include financing costs related to the purchase, launch and operation of its ViaSat-1 satellite, other potential acquisitions, working capital or capital expenditures.
     The initial purchasers of the Notes were J.P. Morgan Securities Inc., Banc of America Securities LLC, Wells Fargo Securities, LLC, Oppenheimer & Co. Inc. and Stephens Inc. Pending application of the net proceeds as described above, ViaSat may use a portion of the net proceeds to repay some or all of its outstanding borrowings under its revolving line of credit. Affiliates of certain of the initial purchasers are lenders under ViaSat’s revolving line of credit and may receive a portion of the proceeds from the Notes offering. Certain of the initial purchasers and their affiliates have also performed various financial advisory, investment banking and commercial banking services from time to time for ViaSat, WildBlue and their respective affiliates.
     A brief description of the terms of the Notes and the Indenture follows:
     Interest. The Notes will bear interest at a rate of 8.875% per year, payable semi-annually in arrears in cash on March 15 and September 15 of each year, beginning on March 15, 2010. ViaSat will make each interest payment to the holders of record of the Notes on the immediately preceding March 1 and September 1. Holders of the Notes may be entitled to additional interest on the Notes under certain circumstances pursuant to the terms of the Registration Rights Agreement (discussed below), which will be paid, if applicable, on the same dates as interest on the Notes.
     Maturity. The Notes will mature on September 15, 2016, unless earlier redeemed or repurchased.
     Ranking. The Notes and the Guarantees are ViaSat’s and the Guarantors’ general senior unsecured obligations and rank equally in right of payment with all of their existing and future unsecured unsubordinated debt. The Notes are effectively junior in right of payment to their existing and future secured debt, including under ViaSat’s revolving line of credit (to the extent of the value of the assets securing such debt), are structurally subordinated to all existing and future liabilities (including trade payables) of ViaSat’s subsidiaries that are not Guarantors, and are senior in right of payment to all of their existing and future subordinated indebtedness.
     Redemption. ViaSat may redeem the Notes, in whole or in part, at any time on or after September 15, 2012 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest and additional interest pursuant to the Registration Rights Agreement, if any. Prior to September 15, 2012, ViaSat may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium, plus accrued and unpaid interest. In addition, prior to September 15, 2012, ViaSat may redeem up to 35% of the Notes with the net cash proceeds from specified equity offerings at the redemption price set forth in the Indenture; however, ViaSat may only make these redemptions if at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding after such redemptions. ViaSat is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
     If a “change of control” occurs (as defined in the Indenture), each holder of Notes may require ViaSat to repurchase all of such holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest.
     Covenants. The Indenture contains covenants limiting ViaSat’s and its restricted subsidiaries’ ability to, among other things incur, assume or guarantee additional debt; issue redeemable stock and preferred stock; pay dividends, make distributions or redeem or repurchase capital stock; prepay, redeem or repurchase subordinated debt; make loans and investments; grant or incur liens; restrict dividends, loans or asset transfers from restricted subsidiaries; sell or otherwise dispose of assets; enter into transactions with affiliates; reduce ViaSat’s satellite insurance; and consolidate or merge with, or sell substantially all of their assets to, another person.
     Events of Default. Subject to the terms and conditions of the Indenture, each of the following, among other events, constitutes an event of default under the Indenture: (a) ViaSat’s failure to pay interest, additional interest pursuant to the terms of the Registration Rights Agreement, if any, or premium, if any, on, or the principal of, the Notes when due; (b) ViaSat’s or a Guarantor’s failure to comply with the covenants in the Indenture; (c) ViaSat’s or any of its restricted subsidiaries’ default under any mortgage, indenture or similar instrument evidencing indebtedness of $50.0 million or more with respect to a default in the payment of principal, interest or premium when due or where such default results in the acceleration of such indebtedness; (d) ViaSat’s or certain restricted subsidiaries’ failure to satisfy certain final judgments when due; (e) certain bankruptcy events; and (f) the Guarantee of a Guarantor in certain circumstances ceasing to be in full force and effect, being declared null and void in a judicial proceeding or being denied or disaffirmed by such Guarantor. Upon the occurrence of an event of default under the Indenture, the principal and accrued interest under the Notes then outstanding may be declared due and payable, subject to certain limitations.
     Securities Laws. The Notes were issued through a private placement to qualified institutional buyers pursuant to Rule 144A and outside the U.S. pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act, are subject to restrictions on transfer and may only be offered or sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to the public generally to subscribe for or otherwise acquire the Notes.
     Registration Rights. In connection with the sale of the Notes, on October 22, 2009, ViaSat and the Guarantors also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities Inc., Banc of America Securities LLC, Wells Fargo Securities, LLC, Oppenheimer & Co. Inc. and Stephens Inc., as the initial purchasers of the Notes, under which ViaSat and the Guarantors have agreed to use their commercially reasonable efforts to cause to be filed with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes and the Guarantees for senior notes and guarantees identical in all material respects to the Notes and the Guarantees (subject to limited exceptions) or, under certain circumstances, to prepare and file a shelf registration statement to cover the resale of the Notes and the Guarantees by the holders thereof. If ViaSat and the Guarantors do not comply with certain of their obligations under the Registration Rights Agreement, they will be obligated to pay additional interest in the amounts and for the periods of time set forth in the Registration Rights Agreement. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.
     The foregoing description of the Indenture and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indenture and the Registration Rights Agreement, which are attached hereto as Exhibit 4.1 and Exhibit 4.2 and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
     Termination of Bridge Loan Agreement
     ViaSat previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2009 (which disclosure is incorporated herein by reference) its entry into a second-lien loan agreement (the “Bridge Loan Agreement”) with WildBlue debt holders, pursuant to which the WildBlue debt holders agreed to provide $350 million in second-lien bridge financing.
     In connection with the closing of the Notes offering and ViaSat’s receipt of the net proceeds therefrom, on October 22, 2009, ViaSat exercised its right to terminate the Bridge Loan Agreement and the intercreditor agreement relating thereto with immediate effect.
     Termination of Addendum to Fourth Amended and Restated Revolving Loan Agreement
     ViaSat previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2009 its entry into the First Amendment to Fourth Amended and Restated Revolving Loan Agreement (the “Amendment”) as of September 30, 2009 (which disclosure is incorporated herein by reference). Under the Amendment, in the event that ViaSat entered into the Bridge Loan Agreement, the Fourth Amended and Restated Revolving Loan Agreement (the “Loan Agreement”) was deemed to have been amended to include certain modified and additional definitions, terms and covenants contained in an addendum to the Amendment (the “Addendum Provisions”). The Amendment further provided that, at such time as no loans under (or permitted refinancing of) the Bridge Loan Agreement remain outstanding and any commitment to lend thereunder has been terminated, the Addendum Provisions shall cease to be in effect.
     On October 22, 2009, ViaSat delivered a notice to the lenders under the Loan Agreement advising that the Bridge Loan Agreement was terminated, and that accordingly the Addendum Provisions became of no force and effect as of such date.
Item 9.01. Financial Statements and Exhibits.
             (d) Exhibits.

Exhibit
Number	Description of Exhibit
4.1	Indenture, dated as of October 22, 2009, among ViaSat, Inc., ViaSat Credit Corp., Enerdyne Technologies, Inc., ViaSat Satellite Ventures, LLC, VSV I Holdings, LLC, VSV II Holdings, LLC, ViaSat Satellite Ventures U.S. I, LLC, ViaSat Satellite Ventures U.S. II, LLC, and Wilmington Trust FSB, as trustee (including the form of the 8.875% Senior Note due 2016)
4.2	Registration Rights Agreement, dated as of October 22, 2009, among ViaSat, Inc., ViaSat Credit Corp., Enerdyne Technologies, Inc., ViaSat Satellite Ventures, LLC, VSV I Holdings, LLC, VSV II Holdings, LLC, ViaSat Satellite Ventures U.S. I, LLC, ViaSat Satellite Ventures U.S. II, LLC, J.P. Morgan Securities Inc., Banc of America Securities LLC, Wells Fargo Securities, LLC, Oppenheimer & Co. Inc. and Stephens Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASAT, INC.
Date: October 22, 2009	By:	/s/ Keven K. Lippert
		Name:	Keven K. Lippert
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
4.1	Indenture, dated as of October 22, 2009, among ViaSat, Inc., ViaSat Credit Corp., Enerdyne Technologies, Inc., ViaSat Satellite Ventures, LLC, VSV I Holdings, LLC, VSV II Holdings, LLC, ViaSat Satellite Ventures U.S. I, LLC, ViaSat Satellite Ventures U.S. II, LLC, and Wilmington Trust FSB, as trustee (including the form of the 8.875% Senior Note due 2016)
4.2	Registration Rights Agreement, dated as of October 22, 2009, among ViaSat, Inc., ViaSat Credit Corp., Enerdyne Technologies, Inc., ViaSat Satellite Ventures, LLC, VSV I Holdings, LLC, VSV II Holdings, LLC, ViaSat Satellite Ventures U.S. I, LLC, ViaSat Satellite Ventures U.S. II, LLC, J.P. Morgan Securities Inc., Banc of America Securities LLC, Wells Fargo Securities, LLC, Oppenheimer & Co. Inc. and Stephens Inc.